BUSINESS CORPORATIONS ACT



                     ALBERTA CONSUMER AND CORPORATE AFFAIRS
                       RESTATED ARTICLES OF INCORPORATION


1.   NAME OF CORPORATION:

     BROCKER TECHNOLOGY GROUP LTD.

2.   CORPORATE ACCESS NO.

     20587683

3.   THE CLASSES, AND ANY MAXIMUM NUMBER OF SHARES THAT THE

     CORPORATION IS AUTHORIZED TO ISSUE:

3.1  Capital

     The Corporation is authorized to issue two classes of shares, namely an unlimited number of Preferred Shares without nominal or par value (herein referred to as the "Preferred Shares") and an unlimited number of Common Shares (herein referred to as the "Common Shares").

3.2  Common Shares

     The holders of Common Shares shall be entitled:

     a. to vote at all meetings of shareholders, except meetings at which only holders of a specified class of shares are entitled to vote, and on every poll taken at every such meeting, or adjourned meeting, every holder of Common Shares shall be entitled to one vote in respect of each Common Share held; and

     b. subject to the rights of the holders of Preferred Shares, to receive the remaining property of the Corporation upon a dissolution; and

     c. subject to the rights to dividends of the holders of Preferred Shares, to receive all other dividends declared by the Corporation.

3.3  Preferred Shares

     The Preferred Shares as a class shall carry and be subject to the following rights, privileges, restrictions and conditions:

     a.   Directors' Rights to Issue in One or More Series

     The Preferred Shares may at any time or from time to time be issued in one or more series, each series to consist of such number of shares as may before the issue thereof be determined by the


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     Directors  by  resolution;  the  Directors  of the Company may  (subject as hereinafter provided) by resolution fix, from time to time before the issue thereof the designation, rights, privileges, restrictions and conditions attaching to the shares of such series including, without limiting the generality of the foregoing (1) the issue price, (2) the rate, amount or method of calculation of dividends and whether the same are subject to change of dividends and whether the same are subject to change or adjustment, (3) whether such dividends shall be cumulative, non-cumulative or partly cumulative, (4) the dates, manner and currencies of payments of dividends and the dates from which dividends shall accrue, (5) the redemption and/or purchase prices and terms and conditions of redemption and/or purchase, with or without provision for sinking or similar funds,
     (6) conversion and/or exchange and/or reclassification rights, (7) the voting rights if any, and/or (8) other provisions, the whole subject to the following provisions and to the issue of Certificate(s) of Amendment setting forth such designations, rights, privileges, restrictions and conditions attaching to the shares of each series.

     b.   Ranking of Preferred Shares

     The Preferred Shares shall be entitled to preference over the Common Shares of the Corporation and over any other shares ranking junior to the Preferred Shares with respect to payment of dividends and distribution of assets in the event of liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs and may also be given such other preferences not inconsistent with paragraphs (a) and (b) hereof over the Common Shares of the Corporation and over any other shares ranking junior to the Preferred Shares as may be determined in the case of each series of Preferred Shares authorized to be issued.

     c.   Amendment with Approval of Holders of Preferred Shares

     The rights, privileges, restrictions and conditions attaching to the Preferred Shares as a class may be repealed, altered, modified, amended or amplified by Certificate(s) of Amendment, but in each case with the approval of the holders of Preferred Shares (only as a class but not as individual series) given as hereinafter specified.

     d.   Approval of Holders of Preferred Shares

     Subject to the provisions of the Alberta Business Corporations Act, any consent or approval given by the holders of Preferred Shares as a class shall be deemed to have been sufficiently given if it shall have been given in writing by the holders of at least sixty-six and two-thirds (66 2/3%) percent of the outstanding Preferred Shares or by a resolution passed at a meeting of holders of Preferred Shares duly called and held upon not less than fifteen days' notice at which the holders of at least a majority of the outstanding Preferred Shares are present or are represented by proxy and carried by the affirmative vote of not less than sixty-six and two-thirds percent of the votes cast at such meetings, in addition to any other consent or approval required by the Alberta Business Corporations Act. If at any such meeting the holders of a majority of the outstanding Preferred Shares are not present or represented by proxy within one-half hour after the time appointed for such meeting, then the meeting shall be adjourned to such date not less than fifteen days thereafter and to such time and place as may be designated by the Chairman, and not less than ten days' written notice shall be given of such adjourned meeting. At such adjourned meeting the holders of the Preferred Shares present or represented by proxy may transact the business for which the meeting was originally convened and a resolution passed thereat by the affirmative vote of not less than sixty-six and two-thirds (66




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     2.3%)  percent  of the votes  cast at such  meeting  shall  constitute  the consent or approval of the holders of Preferred Shares. On every poll taken at every such meeting, every holder of Preferred Shares shall be entitled to one vote in respect of each such share held. Subject to the foregoing, the formalities to be observed in respect of the giving or waiving or notice of any such meeting and the conduct thereof shall be those from time to time prescribed in the By-laws of the Corporation with respect to meetings of shareholders. Any consent or approval given by the holders of Preferred Shares of a series as a class shall be deemed to have been sufficiently given if given in the same manner as provided herein regarding holders of Preferred Shares as a class.

3.4  Series A Preferred Shares

The first series of Preferred Shares is designated as "Series A Preferred Shares" and consists of 10,000,000 Series A Preferred Shares.

     (a)  DIVIDENDS

     (i) The holders of the Series A Preferred Shares shall be entitled to receive and the Corporation shall pay thereon as and when declared by the board of directors out of the moneys of the Corporation properly applicable to the payment of dividends, fixed cumulative preferential cash dividends at the rate of six and one-half (6.5%) per annum, on the amounts from time to time determined to be the stated capital thereof payable annually on the first day of September in each year, the first such payment to fall due on September 1, 1996. The amount of dividends payable on the first payment date or for any other period less than a full year shall be prorated on the basis of 360 days per year. Such dividends shall accrue from such date or dates as may in the case of each issue be determined by the board of directors of the Corporation or in case no date be so determined then from the date of allotment. Cheques of the Corporation payable at par at any branch in Canada of the Corporation's bankers for the time being shall be issued in respect of such dividends. If on any dividend payment date the dividend payable on such date is not paid in full on all of the Series A Preferred Shares then issued and outstanding, such dividend or the unpaid part thereof shall be paid on a subsequent date or dates determined by the board of directors of the Corporation on which the Corporation shall have sufficient moneys properly applicable to the payment of the same. Accumulated dividends that are not paid when due shall bear interest at the rate of six and one-half (6.5%) percent per annum, calculated annually from the payment due date (after taking into account any permitted postponement thereof, not in advance. The holders of the Series A Preferred Shares shall not be entitled to any dividends other than or in excess of the cash dividends hereinbefore provided for.

     (ii) Provided that the Corporation has monies available for proper application to the payment of dividends, the Corporation may postpone the due date for payment of any dividend payable to the holders of Series A Preferred Shares for a grace period not exceeding sixty (60) days.

    (iii) The record date for determining holders of Series A Preferred Shares entitled to receive a dividend payment shall be as at the close of business on the last day of the month preceding the month in which the due date for the dividend payment falls (after giVing effect to any permitted postponement thereof).

     (iv) No dividends shall at any time be declared or, having been declared, be paid on or set apart




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          for  the  Common  Shares  or any of them or any  other  shares  of the
          Corporation junior to the Series A Preferred Shares unless all dividends up to and including the dividend payable for the last completed annual period on the Series A Preferred Shares then issued and outstanding shall have been declared and set apart or paid or provided for at the date of such declaration or payment or setting apart.

     (v)  If the Corporation either:

          (A) fails to make a dividend payment within thirty (30) days of its due date, after taking into account the sixty day grace period; or

          (B) becomes insolvent or makes an assignment or proposal for the benefit of its creditors, or a bankruptcy petition or receiving order is filed or made against the Corporation, or a receiver of the Corporation or any part of its property is appointed, or the Corporation commits any act of bankruptcy, or the Corporation otherwise becomes subject to the provisions of the Bankruptcy Act or any other Act for the benefit of its creditors;

               (either of which such acts is herein referred to as an "Act of Default") the holders of Series A Preferred Shares may, upon a resolution of the holders of Series A Preferred Shares passed by a majority of not less than fifty one (51 %) percent, declare any accrued but unpaid dividends immediately payable and may initiate proceedings to enforce payment of the same, subject to the condition that the Corporation shall not be obligated to make any dividend payment except out of moneys properly applicable to such purpose. Upon the curing of any Act of Default, by payment of a dividend or otherwise, that Act of Default shall no longer be outstanding and shall not give rise to any rights hereunder.

     (b)  REDEMPTION BY THE CORPORATION

     (i) "Redemption Amount" means, in respect of the Series A Preferred Shares of the Corporation, the sum of One Dollar and Ten Cents ($1.10) per share together with all accrued but unpaid preferential dividends thereon (which for such purpose shall be calculated as if such dividends were accruing up to the date of such redemption).

     (ii) The Series A Preferred Shares or any number of them shall, subject to compliance with the law, be subject to purchase or redemption at their Redemption Amount at any time by resolution passed by a majority in number of the directors of the Corporation without consent of the holders thereof provided that the Corporation redeems not less than ten (10%) percent of the then outstanding number of Series A Preferred Shares. Any such redemption shall be made on a pro rata basis among the holders of Series A Preferred Shares, except as otherwise provided for herein.

    (iii) In any case of a purchase or redemption of Series A Preferred Shares by the Corporation, the Corporation shall, at least sixty (60) days and not more than ninety (90) days before the date specified for purchase or redemption, mail to each holder from whom the directors have determined to purchase or redeem such Series A Preferred Shares, a notice in writing of the Corporation's intention to purchase or redeem. Such notice shall be mailed postage prepaid, to the last address shown on the share register of the Corporation for such holder, or delivered personally to the holder to whom it is addressed, and the notice shall state the number of such Series A Preferred Shares being purchased or redeemed, the Redemption Amount, the day on or after which the holder may effect purchase or redemption, and the place in Alberta at which the said shares may be tendered against payment of the Redemption Amount, provided that the accidental failure to give any such notice to one(a)




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          or more  of  such  holders  shall  not  affect  the  validity  of such redemption. On or after the date so specified for purchase or redemption, the Corporation shall pay or cause to be paid to the order of the registered holders of the Series A Preferred Shares to be purchased or redeemed, the Redemption Amount on surrender of the share certificate(s) for the Series A Preferred Shares being purchased or redeemed and the certificate(s) for such shares shall thereupon be cancelled and be deemed to be redeemed. If part only of the Series A Preferred Shares represented by any certificate be purchased or redeemed, a new certificate for the balance shall be issued at no cost to the registered holders. From and after the date specified in any such notice, the holders of the Series A Preferred Shares called for purchase or redemption shall cease to be entitled to dividends and the holders thereof shall not be entitled to exercise any right as shareholders with respect to such Series A Preferred Shares, provided however, that if payment of the Redemption Amount be not made upon
          presentation   of   certificates  in  accordance  with  the  foregoing
          provisions, the rights of the holders shall remain unaffected. Should the holders of any Series A Preferred Shares so called for purchase or redemption fail to present the certificate(s) representing such Series A Preferred Shares on the date specified for purchase or redemption, the Corporation shall have the right to deposit the Redemption Amount of such Series A Preferred Shares to a special account in any branch of any bank, to be paid without interest to or to the order of the holders of such Series A Preferred Shares called for purchase or redemption, upon presentation and surrender at such branch or office of the certificate(s) representing the same and a receipt for the Redemption Amount, and upon such deposit being made the Series A Preferred Shares in respect whereof such deposit shall have been made shall be deemed to be purchased or redeemed and the rights of the holders thereof after such deposit shall be limited to receiving without interest their proportionate part of the total Redemption Amount so deposited against presentation and surrender of the said certificates held by them and receipts for the Redemption Amount paid to them respectively.

     (c)  REDEMPTION BY SHAREHOLDERS

          The Series A Preferred Shares shall not be redeemable by or at the option of the holders thereof

     (d)  REDEMPTION BY MUTUAL CONSENT

          Upon the mutual consent of the Corporation and any holder of Series A Preferred Shares, the Series A Preferred Shares of such holder (or any portion thereof as determined by mutual consent) may be purchased or redeemed by the Corporation for an amount equal to the stated capital thereof together with all accrued but unpaid preferential dividends thereon (which for such purpose shall be calculated as if such dividends were accruing up to the date of such redemption. In such event, the date of redemption and the redemption procedures shall be as determined by the Series A Preferred Shares.

     (e)  REPAYMENT OF CAPITAL

          On the winding-up, liquidation or dissolution of the Corporation or upon the happening of any other event giving rise to a distribution of the Corporation's assets, other than by way of dividend amongst its shareholders, for the purposes of winding-up its affairs (any such occurrence is hereafter called "Winding-up") the holders of Series A Preferred Shares shall be entitled to receive the stated capital of their outstanding Series A Preferred Shares together with any accrued but unpaid dividends thereon in priority to any distribution to the holders of Common Shares or shares of any class or series ranking junior to the Series A Preferred Shares. After payment to the holders of the Series A Preferred Shares of the amount so payable to them they shall not be entitled to share in any further distribution of the property or assets of the Corporation.




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     (f)  VOTING RIGHTS

     (i) Except as provided for by the Business Corporations Act or as otherwise provided for herein, the holders of Series A Preferred Shares shall have no right to receive notice of or vote at any meeting of the Shareholders of the Corporation.

     (ii) Except with the approval by way of a special resolution of the holders of Series A Preferred Shares, the Corporation shall not:

          (A) amend or repeal any of the preferences or rights of the holders of Series A Preferred Shares;

          (B) create any series of Preferred Shares having rights or privileges superior to the rights or privileges attached to the Series A Preferred Shares with respect to dividends or repayment of capital; or

          (C) create and issue any series of Preferred Shares having rights or privileges equal to the rights and privileges attached to the Series A Preferred Shares with respect to dividends or repayment of capital unless the Corporation receives in consideration therefor (after deduction of all share issue costs) equal to or greater than One Hundred Ten (110%) percent of the liquidation preference of such shares.

    (iii) If the Corporation shall fail to pay two (2) consecutive annual cumulative preferential dividends on the Series A Preferred Shares on the date on which the same should be paid, whether or not there are any moneys of the Corporation properly applicable to the payment of dividends, then so long as two annual dividend payments of the Series A Preferred Shares ) remain in arrears the holders of the Series A Preferred Shares shall be entitled to receive notice of all meetings of the shareholders of the Corporation and shall be entitled, voting separately as a class, to elect a majority of the total number of the directors of the Corporation but shall not be entitled to otherwise vote at such meeting. Nothing herein contained shall be deemed to restrict the right of the Corporation from time to time to increase or decrease the number of its directors.

          Notwithstanding anything contained in the Articles or by-laws of the Corporation, the term of office of all persons who may be directors of the Corporation at any time when the right to elect a majority of the directors shall accrue to the holders of the Series A Preferred Shares as herein provided by reason of dividends on the Series A Preferred Shares being in arrears, or who may be appointed as directors if such right shall have accrued and before a meeting of shareholders shall have been held, shall terminate upon the election of new directors at the next annual meeting of shareholders or at a general meeting of shareholder which may be held for the purpose of electing directors at any time after the accrual of such right to elect a majority of the directors, and such general meeting shall be called by the directors of the Corporation upon the written request of the holders of record of at least ten (10%) percent of the outstanding Series A Preferred Shares and in default of the calling of such general meeting by the directors within twenty-one (21) days after the making of such request it may be called by any holder of record of Series A Preferred Shares.

          Any vacancy occurring among members of the Board elected to represent the holders of Series A Preferred Shares in accordance with the foregoing provisions of this clause may be filled by the Board with consent and approval of the remaining director or directors elected to represent the holders of Series A Preferred Shares to fill the vacancy or vacancies. Whether or not such vacancies are so filled by the Board, the holders of record of at least ten (10%) percent of the outstanding Series A Preferred Shares shall have the right to require the directors of the Corporation to call a meeting of the holders of Series A Preferred




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          Shares for the propose of filling the  vacancies or  replacing  all or any of the persons filling such vacancies who have been appointed by the directors when there is no director in office who has been elected to represent the holders of Series A Preferred Shares and the provisions of the last preceding sub-clause shall apply in respect of the calling of such meeting.

          Notwithstanding anything contained in the articles or by-laws of the Corporation, (i) upon any termination of the right of the holders of the Series A Preferred Shares to elect a majority of the directors as provided in this clause, the term of office of the directors elected to represent the holders of Series A Preferred Shares shall terminate upon the election of new directors at the next annual meeting of shareholders or at a general meeting of shareholders which may be held for the purpose of electing directors after such termination.

     (g)  CONVERSION RIGHTS

     (i) "Current Market Price" per Common Share of the Corporation at any date shall be the weighted average price per share at which the Common Shares of the Corporation have traded, for a period of 20 consecutive trading days before such date (including trading days on which no trades of Common Shares of the Corporation were made) on The Alberta Stock Exchange, or, if the Common Shares are not listed thereon, on such stock exchange which the Common Shares are listed as may be selected for such purpose by the directors or, if the Common Shares are not listed on any stock exchange, then on the over-the-counter market, and if there is no over-the-counter market, the Current Market Price thereof shall be determined by the board of directors, acting reasonably, which determination shall be conclusive. The weighted average price shall be determined by dividing the aggregate sale price of all Common Shares sold on the said exchange or market, as the case may be, during the 20 consecutive trading days as specified in this clause by the total number of Common Shares so sold.

     (ii) Any holder of Series A Preferred Shares may at any time on or before March 31, 2001, elect to have his Series A Preferred Shares, or any of them, converted into fully paid Common Shares of the Corporation as the same shall be constituted at the time of receipt by the Corporation of a Notice to Convert (as herein defined) upon the terms and conditions hereinafter provided.

    (iii) Any Series A Preferred Shares which are the subject of an election to convert to Common Shares shall be converted to the number of Common Shares that is obtained when the amount of One Dollar ($1.00) per Series A Preferred Share is divided by the Conversion Price of the Common Shares (as herein defined). Fractional shares shall not be issued, instead the Conversion Price of any such fraction of a Common Share shall be paid in money.

     (iv) "Conversion  Price"  means,  in respect  of the  Common  Shares of the
          Corporation:

          (A) Two Dollars ($2.00) per Common Share if Notice to Convert is received by the Corporation on or before March 31, 1999;

          (B) The Current Market Price as at April 1, 1999, if Notice to Convert is received by the Corporation after March 31,1999 and on or before March 31,2000; and

          (C) The Current Market Price as at April 1, 2000, if Notice to Convert is received by the Corporation after March 31, 2000 and on or before March 31, 2001.

     (v) The conversion privilege herein provided for may only be exercised by notice in writing




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          ("Notice to Convert")  delivered to the  Corporation at its registered office accompanied by the certificate(s) for Series A Preferred Shares in respect of which the holder thereof desires to exercise such right of conversion and such notice shall be signed by the person registered on the books of the Corporation as the holder of the Series A Preferred Shares in respect of which such right is being exercised or by his duly authorized attorney, and shall specify the number of Series A Preferred Shares which the holder desires to have converted.
          Upon  the  receipt  of  such  notice,   the  Corporation  shall  issue
          certificates for Common Shares at the applicable conversion rate herein prescribed and in accordance with the provisions hereof to the registered holder of the Series A Preferred Shares represented by the certificates accompanying such notice. If less than all the Series A Preferred Shares represented by any certificate are to be converted, the holder shall be entitled to receive a new certificate representing the Series A Preferred Shares comprised in the original certificate which are not to be converted.

     (vi) Upon conversion of any Series A Preferred Shares the Corporation shall pay any accumulated or unpaid dividends on the Series A Preferred Shares certificates which are surrendered for conversion and thereafter such holder shall cease to have any rights as a holder of Series A Preferred Shares, except for any Series A Preferred Shares not redeemed by such holder.

     (vii)In the case of any Series A Preferred Shares which may be called for redemption, notwithstanding anything herein contained, the right of conversion thereof shall cease and terminate at the close of business on the third (3rd) day prior to the date fixed for redemption, provided however, that if the Corporation shall fail to redeem such Series A Preferred Shares in accordance with the notice of redemption the right of conversion shall thereupon be restored and continue as before.

   (viii) If the Corporation shall subdivide its Common Shares into a greater number of shares or shall issue in exchange for such Common Shares a greater number of Common Shares, then in such case from and after the effective date of such subdivision or exchange of shares the Conversion Price shall be decreased in proportion to the increase in the' number of outstanding Common Shares resulting from such subdivision or exchange; and if the Corporation shall reduce the number of Common Shares by combination or consolidation of shares or shall issue in exchange for its outstanding Common Shares a smaller number of Common Shares, then in each case from and after the effective date for such combination, consolidation or exchange of shares the Conversion Price shall be increased in proportion to the decrease in the number of the outstanding Common Shares resulting from such combination, consolidation or exchange of shares.

     (ix) If the Corporation shall declare and pay a stock dividend upon the Common Shares or a dividend payable at the option of the respective holders either in Common Shares or cash, then in each such case from and after the payment date of such dividend the Conversion Price shall be decreased in proportion to the increase in the number of outstanding Common Shares resulting from such dividend.

     (x) Nothing herein contained shall affect or restrict the right of the Corporation to increase the number of its Common Shares in accordance with the provisions of the Business Corporation Act (Alberta) and to issue such shares from time to time.

4.   RESTRICTIONS ON SHARE TRANSFERS (IF ANY):

          None.



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5.   NUMBER, OR MINIMUM AND MAXIMUM NUMBER OF DIRECTORS THAT THE CORPORATION MAY
     HAVE:

     The Corporation shall have a minimum of three (3) and a maximum of nine (9) Directors.

6. IF THE CORPORATION IS RESTRICTED FROM CARRYING ON A CERTAIN BUSINESS, OR RESTRICTED TO CARRYING ON A CERTAIN BUSINESS, SPECIFY THE RESTRICTION(S):

     There are no restrictions placed on the business of the Corporation.

7.   OTHER RULES OR PROVISIONS (IF ANY):

     (a) The Directors may, between Annual General Meetings, appoint one or more additional Directors of the Corporation to serve until the next Annual General Meeting but the number or additional Directors shall not at any time exceed one-third (1/3) of the number of Directors who held office at the expiration of the last Annual Meeting of the Corporation.

     (b) A Director or Directors of the Corporation may be elected or appointed for terms expiring not later than the close of the third Annual Meeting of Shareholders following the election.

     (c) The Corporation has a lien on a share registered in the name of a Shareholder or his legal representative for a debt of that Shareholder to the Corporation.

     (d) Meetings of shareholders may be held as the Board of Directors may determine at any place within or outside the Province of Alberta.

8.   DATE                         SIGNATURE                             TITLE

     Nov 16/98                 /s/ ILLEGIBLE                           Director

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